UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2024

NMI Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA

(Address of Principal Executive Offices)

94608

(Zip Code)

(855) 530-6642

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NMIH	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Senior Notes

On May 21, 2024, NMI Holdings, Inc. (the “Company”) closed its registered public offering of $425 million aggregate principal amount of 6.000% Senior Notes due 2029 (the “Notes”). The offering of the Notes was made pursuant to the prospectus supplement dated May 7, 2024 and filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 9, 2024 (the “Prospectus Supplement”) and the prospectus dated May 7, 2024 that forms a part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-279160) filed with the SEC on May 7, 2024.

The Notes were sold pursuant to an underwriting agreement, dated May 7, 2024, between the Company and RBC Capital Markets, LLC, Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc. and Truist Securities, Inc. acting as representatives of the underwriters named therein. The Notes were issued under the Indenture, dated as of May 21, 2024 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), as supplemented by the Supplemental Indenture, dated as of May 21, 2024 (the “Supplemental Indenture,” and the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), between the Company and the Trustee.

The net proceeds from the offering were approximately $414.3 million after deducting the underwriting discount and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the sale of the Notes (i) to satisfy and discharge (and subsequently redeem) all of the Company’s outstanding 7.375% Senior Secured Notes due 2025 (the “2025 Notes”) and (ii) for general corporate purposes. On May 10, 2024, the Company delivered a Conditional Notice of Redemption to the holders of the 2025 Notes stating that the 2025 Notes will be redeemed on May 22, 2024.

The Notes will bear interest at a rate of 6.000% per annum from May 21, 2024. Interest on the Notes will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2025. The Notes will mature on August 15, 2029.

Prior to July 15, 2029 (one month prior to the maturity date), the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at the redemption price described in the Supplemental Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after July 15, 2029, the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Indenture limits the ability of (i) the Company and its subsidiaries to incur liens on, or sell, capital stock of certain subsidiaries and (ii) the Company to consolidate or merge, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets. The Indenture also contains customary event of default provisions.

The Notes will be the Company’s unsecured, unsubordinated obligations, ranking equally with all of the Company’s other existing and future unsecured and unsubordinated indebtedness outstanding from time to time. The Notes will rank senior in right of payment to any of the Company’s existing and future indebtedness that is subordinated in right of payment to the Notes. The Notes will be effectively subordinated in right of payment to any of the Company’s existing and future secured indebtedness to the extent of the assets securing such indebtedness, and structurally subordinated to all existing and any future indebtedness and any other liabilities of the Company’s subsidiaries.

Please refer to the Prospectus Supplement for additional information regarding the offering and the terms and conditions of the Notes. The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Base Indenture and Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Revolving Credit Agreement

As previously disclosed in our Form 10-Q for the quarterly period ended March 31, 2024, dated May 1, 2024, on April 29, 2024, the Company entered into that certain Credit Agreement (the “Credit Agreement”) with the various lenders named therein and Royal Bank of Canada, as administrative agent for the lenders (the “Agent”). The availability of borrowings under the Credit Agreement was subject to the satisfaction of certain closing conditions, including the (i) termination of commitments under that certain Amended and Restated Credit Agreement, dated as of November 29, 2021, among the Company, the other parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “2021 Revolving Credit Facility”) and (ii) the redemption or satisfaction and discharge of the 2025 Notes (the date such closing conditions are satisfied, the “Closing Date”).

On May 21, 2024, substantially concurrently with the closing of the Notes transactions described above, the 2021 Revolving Credit Facility was terminated and the Closing Date under the Credit Agreement occurred. The 2024 Revolving Credit Facility will mature on the fifth anniversary of the Closing Date.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.31 to the Company’s Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 1, 2024.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 with respect to the termination of the 2021 Revolving Credit Facility is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of May 21, 2024, by and between NMI Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A. as Trustee

4.2	Supplemental Indenture, dated as of May 21, 2024, by and between NMI Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A. as Trustee (including the form of the Notes)

5.1	Opinion of Wachtell, Lipton, Rosen and Katz, dated May 21, 2024, with respect to the Notes

5.2	Consent of Wachtell, Lipton, Rosen and Katz, dated May 21, 2024 (included in Exhibit 5.1), with respect to the Notes

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.

(Registrant)

Date: May 21, 2024	By:	/s/ William J. Leatherberry
William J. Leatherberry
EVP, Chief Administrative Officer & General Counsel